Exhibit 99.1

Viant Technology Announces First

Quarter 2022 Financial Results

IRVINE, Calif., May 3, 2022 – Viant Technology Inc. (Nasdaq: DSP), a leading people-based advertising software company, today reported financial results for its first quarter ended March 31, 2022.

“Our team continued to execute well in the first quarter, and our strong momentum with customers translated to an acceleration in growth of advertiser spend on our platform, which increased 44% compared to the first quarter 2021 as we continued to gain share across the digital advertising market,” said Tim Vanderhook, co-founder and CEO of Viant.  “Our Adelphic platform is becoming increasingly strategic for larger advertisers looking for better insight on measurement and reporting across their digital advertising spend. Viant is extremely well positioned to benefit from the ongoing shifts we are seeing across the industry to digital channels amid an evolving landscape for privacy policies and regulation.”

Added co-founder and COO, Chris Vanderhook, “We are pleased to see customers moving advertising budgets to Viant at an accelerating rate, driving higher spend per active customer, while we continue to see strong growth in new customer additions. We are very encouraged by the increasing number of strategic conversations we are having with larger customers who see the differentiated value in our omnichannel Adelphic software for their buying and measurement of digital advertising.  We believe we have the right technology platform, supported by an expanding sales team, that can continue to drive growth in the quarters ahead.”

First Quarter 2022 Financial Highlights, year-over-year:

GAAP

•	Revenue was $42.6 million, an increase of 6%
•	Gross profit was $16.4 million, an increase of 4%
•	Net loss was $13.6 million, or $(0.23) per diluted share of Class A common stock, compared to a net loss of $14.9 million in the first quarter of 2021
•	Cash as of March 31, 2022 was $247.9 million

Non-GAAP(1)

•	Contribution ex-TAC was $27.5 million, an increase of 3%
•	Adjusted EBITDA was $(3.9) million, compared to $4.9 million in the first quarter of 2021
•	Non-GAAP net income (loss) was $(6.8) million, or $(0.09) per diluted share of Class A common stock, compared to $2.2 million in the first quarter of 2021

Business Highlights:

•	Advertiser spend across the Adelphic platform(2) grew 44% in the first quarter
•	Active customers(3) grew to 327 by the end of Q1 2022, representing a year-over-year increase of 61, or 23%, and a sequential increase of 18 from 309 at the end of the fourth quarter of 2021

“We are very pleased with the accelerating growth we saw in advertiser spend on our platform in the first quarter, while revenue growth was in line with our expectations as more customers are shifting budgets to our percentage of spend pricing option, resulting in our Adelphic platform gaining market share,” said CFO Larry Madden.  “We remain very encouraged by the demand trends we are seeing across our customer base, particularly in the entertainment, retail and travel sectors. We remain focused on investing in our business to drive long term growth, and we believe we are well positioned to achieve our long-term growth targets of generating $500 million in revenue in 2025.”

Guidance:

For the second quarter 2022, the Company expects:

•	Revenue in the range of $52.5 million to $55.0 million, representing year-over-year growth of approximately 4% to 9%
•	Adjusted EBITDA in the range of negative $(5.0) million to $(3.0) million

For the full year 2022, the Company is reiterating its previously issued guidance and expects:

•	Revenue in the range of $260.0 million to $270.0 million, representing year-over-year growth of approximately 16% to 20%

•	Adjusted EBITDA in the range of $25.0 million to $35.0 million, reflecting continuing investments in Viant’s growth initiatives

Contribution ex-TAC, adjusted EBITDA, adjusted EBITDA as a percentage of contribution ex-TAC, non-GAAP net income (loss), non-GAAP earnings (loss) per share of Class A common stock—basic and diluted and non-GAAP operating expenses are non-GAAP financial measures.  These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP.  Reconciliations of these non-GAAP financial measures to Viant’s financial results as determined in accordance with GAAP are included at the end of this press release under “Reconciliation of Non-GAAP Financial Measures.”  For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see “Non-GAAP Financial Measures” in this press release. We are not able to estimate gross profit and net income (loss) on a forward-looking basis or reconcile the guidance provided for adjusted EBITDA to the closest corresponding GAAP measures on a forward-looking basis without unreasonable efforts due to the variability and complexity with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of our stock-based compensation related to new equity grants that are directly impacted by unpredictable fluctuations in our share price.  We expect the variability of the above charges could have a significant and potentially unpredictable impact on our future GAAP financial results.

Conference Call and Webcast Details:

Viant will host a conference call and webcast to discuss its financial results on Tuesday, May 3, 2022 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live webcast of the call can be accessed from Viant’s Investor Relations website. An archived version of the webcast will be available from the same website after the call.

About Viant

Viant® is a leading people-based advertising software company that enables marketers and their agencies to centralize the planning, buying and measurement of their advertising investments across most channels. Viant’s self-service Demand Side Platform (“DSP”), Adelphic®, is an enterprise software platform enabling marketers to execute programmatic advertising campaigns across connected TV, linear TV, mobile, desktop, audio and digital out-of-home channels. Viant’s Identity Resolution capabilities have linked 115 million U.S. households to more than 1 billion connected devices and is combined with access to more than 280,000 audience attributes from more than 70 people-based data partners. Viant is an Ad Age 2021 Best Places to Work award winner, and the Adelphic DSP is featured on AdExchanger’s 2021 Programmatic Power Players list.

Presentation

Viant Technology LLC has been determined to be the predecessor for accounting purposes and, accordingly, the consolidated financial statements for periods prior to the IPO and the related organizational transactions have been adjusted to combine the previously separate entities for presentation purposes. Amounts for the period from January 1, 2021 through February 11, 2021 presented in this press release represent the historical operations of Viant Technology LLC. The amounts as of March 31, 2022 and for the period from February 12, 2021 reflect the consolidated operations of Viant Technology Inc.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “guidance,” “believe,” “anticipate,” “expect,” “estimate,” “target”, “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements contained in this press release relate to, among other things, Viant’s projected financial performance and operating results, including projected revenue and adjusted EBITDA, as well as statements regarding Viant’s market opportunity, expected acceleration in advertiser spend across the Company’s platform and expected growth for 2022 and beyond.  Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, the market for programmatic advertising developing slower or differently than Viant’s expectations, the demands and expectations of customers and the ability to attract and retain customers and other economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. We do not intend and undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Media Contact:

Sondra Magness

press@viantinc.com

Investor Contacts:

Nicole Borsje

investors@viantinc.com

(1)For a discussion on how we define, use and calculate these non-GAAP financial measures and a reconciliation thereof to the most directly comparable GAAP financial measures, see “Non-GAAP Financial Measures” and the supplementary schedules under “Reconciliation of Non-GAAP Financial Measures” in this press release.

(2)We define advertiser spend across our platform as the total amount billed to our customers for activity on our platform, inclusive of advertising media, third-party data and other add-on features.  See “Operational Metrics” for a discussion of how we use this metric and why it is useful to investors.

(3)We define an active customer as a customer that had total aggregate contribution ex-TAC of at least $5,000 through our platform during the previous twelve months.  See “Operational Metrics” for a discussion of how we use this metric and why it is useful to investors.

VIANT TECHNOLOGY INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue	$42,629	$40,144
Operating expenses:(1)
Platform operations	26,194	24,344
Sales and marketing	13,756	14,185
Technology and development	5,003	5,900
General and administrative	11,083	10,420
Total operating expenses	56,036	54,849
Loss from operations	(13,407)	(14,705)
Interest expense, net	152	235
Other expense (income), net	4	(70)
Total other expense, net	156	165
Net loss	(13,563)	(14,870)
Less: Net loss attributable to noncontrolling interests	(10,371)	(11,766)
Net loss attributable to Viant Technology Inc.	$(3,192)	$(3,104)
Loss per share of Class A common stock:
Basic	$(0.23)	$(0.27)
Diluted	$(0.23)	$(0.27)
Weighted-average shares of Class A common stock outstanding:
Basic	13,809	11,500
Diluted	13,809	11,500

(1) Stock-based compensation and depreciation and amortization included in operating expenses are as follows:

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Stock-Based Compensation:
Platform operations	$1,086	$3,161
Sales and marketing	2,179	6,813
Technology and development	1,169	2,939
General and administrative	1,942	4,177
Total stock-based compensation	$6,376	$17,090

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Depreciation and amortization:
Platform operations	$2,311	$1,753
Sales and marketing	—	—
Technology and development	595	381
General and administrative	248	293
Total depreciation and amortization	$3,154	$2,427

VIANT TECHNOLOGY INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	As of March 31,	As of December 31,
	2022	2021
Assets
Current assets:
Cash	$247,936	$238,480
Accounts receivable, net of allowances	79,897	110,739
Prepaid expenses and other current assets	3,544	2,967
Total current assets	331,377	352,186
Property, equipment, and software, net	22,611	22,331
Operating lease assets	20,345	—
Intangible assets, net	1,499	1,786
Goodwill	12,422	12,422
Other assets	397	406
Total assets	$388,651	$389,131
Liabilities and stockholders’ equity
Liabilities
Current liabilities:
Accounts payable	$24,706	$32,877
Accrued liabilities and accrued compensation	47,310	46,333
Current portion of deferred revenue	64	1,317
Current portion of operating lease liabilities	1,837	—
Other current liabilities	1,241	2,531
Total current liabilities	75,158	83,058
Long-term debt	17,500	17,500
Long-term portion of deferred revenue	—	5,234
Long-term portion of operating lease liabilities	19,668	—
Other long-term liabilities	—	765
Total liabilities	112,326	106,557
Stockholders' equity
Preferred stock	—	—
Class A common stock	14	14
Class B common stock	47	47
Additional paid-in capital	85,926	82,888
Accumulated deficit	(25,979)	(20,139)
Treasury stock, at cost	—	(2,648)
Total stockholders’ equity attributable to Viant Technology Inc.	60,008	60,162
Noncontrolling interests	216,317	222,412
Total equity	276,325	282,574
Total liabilities and stockholders’ equity	$388,651	$389,131

VIANT TECHNOLOGY INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(13,563)	$(14,870)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,154	2,427
Stock-based compensation	6,376	17,090
Provision for (recovery of) doubtful accounts	51	(194)
Loss on disposal of assets	—	8
Amortization of operating lease assets	654	—
Changes in operating assets and liabilities:
Accounts receivable	30,790	31,708
Prepaid expenses and other assets	(568)	(2,793)
Accounts payable	(8,157)	(3,416)
Accrued liabilities and accrued compensation	863	(13,268)
Deferred revenue	(6,486)	(547)
Operating lease liabilities	(461)	—
Other liabilities	(1,083)	(1,382)
Net cash provided by operating activities	11,570	14,763
Cash flows from investing activities:
Purchases of property and equipment	(373)	(167)
Capitalized software development costs	(1,725)	(1,893)
Net cash used in investing activities	(2,098)	(2,060)
Cash flows from financing activities:
Proceeds from issuance of common stock, net of underwriting discounts	—	232,500
Payment of member tax distributions	(16)	(6,805)
Payment of offering costs	—	(1,442)
Net cash provided by (used in) financing activities	(16)	224,253
Net increase in cash	9,456	236,956
Cash at beginning of period	238,480	9,629
Cash at end of period	$247,936	$246,585

Non-GAAP Financial Measures

To provide investors and others with additional information regarding Viant’s results, we have included in this press release the following financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”): contribution ex-TAC, adjusted EBITDA, adjusted EBITDA as a percentage of contribution ex-TAC, non-GAAP net income (loss), non-GAAP earnings (loss) per share of Class A common stock —basic and diluted and non-GAAP operating expenses. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management.

Contribution ex-TAC is a non-GAAP financial measure. Gross profit is the most comparable GAAP measurement, which is calculated as revenue less platform operations expense. In calculating contribution ex-TAC, we add back other platform operations expense to gross profit. Contribution ex-TAC is a key profitability measure used by our management and board of directors to understand and evaluate our operating performance and trends, develop short- and long-term operational plans and make strategic decisions regarding the allocation of capital. “Traffic acquisition costs” or “TAC” refers to amounts incurred and payable to suppliers for the cost of advertising media, third-party data and other add-on features. In particular, we believe that contribution ex-TAC can provide a measure of period-to-period comparisons for all pricing options within our business. Accordingly, we believe that this measure provides information to investors and the market in understanding and evaluating our operating results in the same manner as our management and board of directors.

Adjusted EBITDA is a non-GAAP financial measure defined by us as net income (loss) before interest expense, net, income tax expense (benefit), depreciation, amortization, stock-based compensation and certain other items that are not related to our core operations, such as restructuring charges, transaction expenses and the extinguishment of debt. Net income (loss) is the most comparable GAAP measurement. Adjusted EBITDA as a percentage of contribution ex-TAC is a non-GAAP financial measure we calculate by dividing adjusted EBITDA by contribution ex-TAC for the period or periods presented.

Adjusted EBITDA and adjusted EBITDA as a percentage of contribution ex-TAC are used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating adjusted EBITDA can provide a measure for period-to-period comparisons of our business. Adjusted EBITDA as a percentage of our non-GAAP measure, contribution ex-TAC, is used by our management and board of directors to evaluate adjusted EBITDA relative to our profitability after costs that are directly variable to revenues, which comprise TAC. Accordingly, we believe that adjusted EBITDA and adjusted EBITDA as a percentage of contribution ex-TAC provide information to investors and the market in understanding and evaluating our operating results in the same manner as our management and board of directors.

Non-GAAP net income (loss) is a non-GAAP financial measure defined by us as net income (loss) adjusted to eliminate the impact of stock-based compensation and certain other items that are not related to our core operations, such as restructuring charges, transaction expenses and the extinguishment of debt. Net income (loss) is the most comparable GAAP measurement. Non-GAAP net income (loss) is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital.  In particular, we believe that the elimination of stock-based compensation, gain on debt extinguishment, and certain other items that are not related to our core operations provides measures for period-to-period comparisons of our business and additional insight into our core controllable costs. Accordingly, we believe that non-GAAP net income (loss) provides information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Non-GAAP earnings (loss) per share of Class A common stock—basic and diluted is a non-GAAP financial measure defined by us as earnings (loss) per share of Class A common stock – basic and diluted, adjusted to eliminate the impact of stock-based compensation and certain other items that are not related to our core operations, such as restructuring charges, transaction expenses, and the extinguishment of debt. Earnings (loss) per share of Class A common stock—basic and diluted is the most comparable GAAP measurement. Non-GAAP earnings (loss) per share of Class A common stock – basic and diluted is used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital.  In particular, we believe that the elimination of stock-based compensation, gain on extinguishment of debt and certain other items that are not related to our core operations provides measures for period-to-period comparisons of our business and provides additional insight into our core controllable costs. Accordingly, we believe that non-GAAP earnings (loss) per share of Class

A common stock—basic and diluted provides information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Non-GAAP operating expenses is a non-GAAP financial measure. Total operating expenses is the most comparable GAAP measurement.  Non-GAAP operating expenses is defined by us as total operating expenses plus other expense (income), net less depreciation, amortization, stock-based compensation, TAC and certain other items that are not related to our core operations, such as restructuring charges, transaction expenses and the extinguishment of debt.  Non-GAAP operating expenses is a key component in calculating adjusted EBITDA, which is one of the measures the Company uses to provide its quarterly and annual business outlook to the investment community.  Additionally, non-GAAP operating expenses is used by our management and board of directors to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. We believe that the elimination of depreciation, amortization, stock-based compensation, TAC and certain other items not related to our core operations provides another measure for period-to-period comparisons of our business, provides additional insight into our discretionary costs and is a useful metric for investors because it allows them to evaluate the Company’s operational performance in the same manner as our management and board of directors.

These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, the Company’s financial information calculated in accordance with GAAP and should not be considered measures of the Company’s liquidity. Further, these non-GAAP measures as defined by the Company may not be comparable to similar non-GAAP measures presented by other companies, including peer companies, and therefore comparability may be limited. The presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that the Company’s future results, cash flows or leverage will be unaffected by other unusual or non-recurring items.  Management encourages investors and others to review Viant’s financial information in its entirety and not rely on a single financial measure.

Reconciliation of Non-GAAP Financial Measures

The following tables show the reconciliations of the Company’s non-GAAP financial measures contained in this press release to the most directly comparable GAAP financial measures.

The following table sets forth a reconciliation of revenue to gross profit to contribution ex-TAC for the periods presented (unaudited):

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Revenue	$42,629	$40,144
Less: Platform operations	(26,194)	(24,344)
Gross profit	16,435	15,800
Add back: Other platform operations	11,109	10,941
Contribution ex-TAC	$27,544	$26,741

The following table sets forth a reconciliation of net loss to adjusted EBITDA for the periods presented (unaudited):

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Net loss	$(13,563)	$(14,870)
Add back:
Interest expense, net	152	235
Depreciation and amortization	3,154	2,427
Stock-based compensation	6,376	17,090
Adjusted EBITDA	$(3,881)	$4,882

The following table presents the calculation of net loss as a percentage of gross profit to adjusted EBITDA as a percentage of contribution ex-TAC for the periods presented (unaudited):

	Three Months Ended March 31,
	2022	2021
	(in thousands, except for percentages)
Gross profit	$16,435	$15,800
Net loss	$(13,563)	$(14,870)
Net loss as a percentage of gross profit	(83)%	(94)%
Contribution ex-TAC	$27,544	$26,741
Adjusted EBITDA	$(3,881)	$4,882
Adjusted EBITDA as a percentage of contribution ex-TAC	(14)%	18%

The following table sets forth a reconciliation of net loss to non-GAAP net income (loss) for the periods presented (unaudited):

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Net loss	$(13,563)	$(14,870)
Add back: Stock-based compensation	6,376	17,090
Income tax benefit (expense) related to Viant Technology Inc.’s share of adjustments	416	(66)
Non-GAAP net income (loss)	$(6,771)	$2,154

The following table sets forth a reconciliation of earnings (loss) per Class A common stock—basic and diluted to non-GAAP earnings (loss) per Class A common stock—basic and diluted for the three months ended March 31, 2022 and 2021 (unaudited):

	Three Months Ended			Three Months Ended
	March 31, 2022			March 31, 2021
	Earnings		Non-GAAP	Earnings		Non-GAAP
	(Loss) per		Earnings (Loss)	(Loss) per		Earnings (Loss)
	Share	Adjustments	per Share	Share	Adjustments	per Share
	(in thousands, except per share data)
Numerator
Net loss	$(13,563)	$—	$(13,563)	$(14,870)	$—	$(14,870)
Adjustments:
Add back: Stock-based compensation	—	6,376	6,376	—	17,090	17,090
Income tax benefit (expense) related to Viant Technology Inc.'s share of adjustments(1)	—	416	416	—	(66)	(66)
Non-GAAP net income (loss)	(13,563)	6,792	(6,771)	(14,870)	17,024	2,154
Less: Net income (loss) attributable to noncontrolling interests(2)	(10,371)	4,887	(5,484)	(11,766)	13,714	1,948
Net income (loss) attributable to Viant Technology, Inc.—basic	(3,192)	1,905	(1,287)	(3,104)	3,310	206
Add back: Reallocation of net loss attributable to noncontrolling interest from the assumed exchange of RSUs for Class A common stock	—	(3)	(3)	—	72	72
Income tax benefit (expense) from the assumed exchange of RSUs for Class A common stock(1)	—	1	1	—	(17)	(17)
Net income (loss) attributable to Viant Technology, Inc.—diluted	$(3,192)	$1,903	$(1,289)	$(3,104)	$3,365	$261
Denominator
Weighted-average shares of Class A common stock outstanding—basic	13,809	—	13,809	11,500	—	11,500
Effect of dilutive securities:
RSUs	—	—	—	—	3,342	3,342
Nonqualified stock options	—	—	—	—	—	—
Weighted-average shares of Class A common stock outstanding—diluted	13,809	—	13,809	11,500	3,342	14,842

Earnings (loss) per share of Class A common stock—basic	$(0.23)	$0.14	$(0.09)	$(0.27)	$0.29	$0.02
Earnings (loss) per share of Class A common stock—diluted	$(0.23)	$0.14	$(0.09)	$(0.27)	$0.29	$0.02

Anti-dilutive shares excluded from earnings (loss) per share of Class A common stock—diluted:
RSUs			4,858			—
Nonqualified stock options			3,771			—
Shares of Class B common stock			47,082			47,436
Total shares excluded from earnings (loss) per share of Class A common stock—diluted			55,711			47,436

(1) The estimated income tax effect of the Company’s share of non-GAAP reconciling items are calculated using an assumed blended tax rate of 24%, which represents our expected corporate tax rate, excluding discrete and non-recurring tax items.

(2) The adjustment to net income (loss) attributable to noncontrolling interests represents stock-based compensation attributed to the noncontrolling interest of our company outstanding during the period.

The following table presents a reconciliation of total operating expenses to non-GAAP operating expenses for the periods presented (unaudited):

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Operating expenses:
Platform operations	$26,194	$24,344
Sales and marketing	13,756	14,185
Technology and development	5,003	5,900
General and administrative	11,083	10,420
Total operating expenses	56,036	54,849
Add:
Other expense (income), net	4	(70)
Less:
Traffic acquisition costs	(15,085)	(13,403)
Stock-based compensation	(6,376)	(17,090)
Depreciation and amortization	(3,154)	(2,427)
Non-GAAP operating expenses	$31,425	$21,859

Operational Metrics

We have also included the following operational metrics in this press release: Advertiser spend and active customers.

We define advertiser spend as the total amount billed to our customers for activity on our platform inclusive of the costs of advertising media, third-party data, other add-on features and our platform fee we charge clients. We evaluate our customer’s usage of our platform and assess our market penetration and scale based on the percentage change in advertiser spend. The percentage change in advertiser spend is a key measure used by our management and our board of directors to evaluate the demand for our products and to assess whether we are increasing market share. Our management uses this key metric to develop short- and long-term operational plans and make strategic decisions regarding future enhancements to our software. We believe the percentage change in advertiser spend across our platform is a useful metric for investors because it allows investors to evaluate our operational performance in the same manner as our management and board of directors.

We define an active customer as a customer that had total aggregate contribution ex-TAC of at least $5,000 through our platform during the previous twelve months. Active customers is an operational metric calculated using contribution ex-TAC, a non-GAAP financial measure. Active customers is a key measure used by our management and board of directors to understand and evaluate our operating performance and trends, develop short- and long-term operational plans and make strategic decisions regarding future enhancements to our software. We believe active customers is a useful metric for investors because it allows investors to evaluate the Company’s operational performance in the same manner as our management and board of directors.